Financial Highlights Unaudited (in millions, except percentages and per share data)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
SELECTED INCOME STATEMENT DATA
Net income available to AHL common shareholders	$622	$1,065	$578	$1,382	$698	(49)%	12%	$381	$2,658	NM
Adjusted operating income available to common shareholders	302	558	748	1,000	541	(46)%	79%	684	2,289	235%
Adjusted operating income available to common shareholders ex. notables and AOG	356	404	759	572	511	(11)%	44%	636	1,843	190%

FINANCIAL RATIOS
Return on assets (ROA)	1.33%	2.16%	1.13%	2.62%	1.27%	NM	(6)bps	0.31%	1.67%	136bps
Adjusted operating ROA	0.86%	1.52%	1.96%	2.53%	1.32%	NM	46bps	0.71%	1.93%	122bps
Adjusted operating ROA, excluding notables and AOG	1.03%	1.11%	2.00%	1.46%	1.26%	(20)bps	23bps	0.66%	1.57%	91bps
Net investment spread – Retirement Services	1.41%	1.75%	2.48%	1.90%	1.53%	(37)bps	12bps	1.14%	1.96%	82bps
Return on equity (ROE)	16.2%	24.6%	12.9%	29.6%	13.8%	NM	NM	3.5%	18.6%	NM
Adjusted operating ROE	11.7%	20.5%	25.3%	30.8%	15.6%	NM	NM	9.1%	23.7%	NM
Adjusted operating ROE, excluding notables and AOG	13.9%	15.0%	26.0%	18.1%	15.3%	NM	140bps	8.5%	19.7%	NM
Adjusted operating ROE – Retirement Services	20.2%	26.2%	37.8%	27.6%	21.2%	NM	100bps	14.0%	28.3%	NM

EARNINGS AND BOOK VALUE PER COMMON SHARE
Earnings per common share – basic class A	$3.22	$5.57	$3.02	$7.21	$3.64	(50)%	13%	$2.78	$13.88	NM
Earnings per common share – diluted class A1	3.16	5.44	2.94	6.97	3.51	(50)%	11%	2.73	13.42	NM
Adjusted operating earnings per common share[2]	1.53	2.85	3.80	5.04	2.73	(46)%	78%	3.55	11.56	226%
Adjusted operating earnings per common share ex. notables and AOG	1.81	2.06	3.86	2.88	2.57	(11)%	42%	3.30	9.31	182%
Book value per common share	74.21	85.51	78.25	92.33	94.24	2%	27%	74.21	94.24	27%
Adjusted book value per common share[2]	53.61	56.95	62.88	67.46	71.50	6%	33%	53.61	71.50	33%

SELECTED BALANCE SHEET DATA
Total assets	$191,088	$202,771	$205,670	$215,549	$224,396	4%	17%	$191,088	$224,396	17%
Gross invested assets	167,136	175,424	182,296	188,751	199,144	6%	19%	167,136	199,144	19%
Invested assets – ACRA noncontrolling interests	(24,301)	(25,234)	(26,593)	(27,937)	(32,924)	(18)%	(35)%	(24,301)	(32,924)	(35)%
Net invested assets	142,835	150,190	155,703	160,814	166,220	3%	16%	142,835	166,220	16%
Total liabilities	173,971	182,631	187,334	193,878	202,024	4%	16%	173,971	202,024	16%
Net reserve liabilities	137,767	144,989	148,339	152,772	156,852	3%	14%	137,767	156,852	14%
Debt	1,487	1,976	1,977	2,468	2,469	—%	66%	1,487	2,469	66%
Total AHL shareholders’ equity	15,943	18,657	17,291	20,006	20,389	2%	28%	15,943	20,389	28%
Adjusted AHL common shareholders’ equity	10,522	11,232	12,470	13,471	14,287	6%	36%	10,522	14,287	36%

FLOWS DATA
Net organic flows[3]	$4,706	$4,866	$3,224	$1,954	$3,434	76%	(27)%	$9,552	$8,612	(10)%
Average net invested assets	140,052	146,512	152,947	158,259	163,517	3%	17%	129,188	158,231	22%
Net organic growth rate[4]	13.4%	13.3%	8.4%	4.9%	8.4%	NM	NM	9.9%	7.3%	NM
Net organic growth rate - LTM[4]	7.9%	10.8%	11.6%	9.9%	8.7%	NM	80bps	7.9%	8.7%	80bps

Note: “NM” represents changes that are not meaningful. Please refer to Notes to the Financial Supplement section and the Non-GAAP Measure Reconciliations for discussion of non-GAAP metrics. 1 Diluted earnings per common share on a GAAP basis for Class A common shares, including diluted Class A weighted average common shares outstanding, includes the dilutive impacts, if any, for all stock-based awards, and for the nine months ended September 30, 2020, the dilutive impacts, if any, of Class B and Class M common shares. 2 Represents Class A common shares outstanding or weighted average common shares outstanding assuming conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of any stock-based awards, and for the nine months ended September 30, 2020, the impacts of Class B and Class M common shares, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. 3 Net organic flows are calculated as organic inflows less total outflows, net of the ACRA noncontrolling interest. In Q1’21 we revised the net organic flows metric, for all periods presented, to include all outflows while previously this metric excluded inorganic business. 4 Net organic growth rate is calculated as net organic flows divided by average net invested assets, on an annualized basis. In Q1’21, we revised the net organic growth rate and average net invested assets metrics, for all periods presented, to include all outflows and net invested assets while previously these metrics excluded inorganic business.

Condensed Consolidated Statements of Income (GAAP view) Unaudited (in millions, except percentages)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
REVENUE
Premiums	$112	$4,356	$3,011	$1,598	$6,686	NM	NM	$1,607	$11,295	NM
Product charges	144	146	150	157	154	(2)%	7%	425	461	8%
Net investment income	1,209	1,595	1,704	2,038	1,474	(28)%	22%	3,290	5,216	59%
Investment related gains (losses)	1,797	2,536	(488)	2,610	386	(85)%	(79)%	773	2,508	224%
Other revenues	13	7	14	20	24	20%	85%	29	58	100%
Total revenues	$3,275	$8,640	$4,391	$6,423	$8,724	36%	166%	$6,124	$19,538	219%

BENEFITS AND EXPENSES
Interest sensitive contract benefits	$1,225	$1,909	$394	$1,979	$572	(71)%	(53)%	$1,982	$2,945	49%
Amortization of deferred sales inducements	48	29	84	22	32	45%	(33)%	37	138	273%
Future policy and other policy benefits	439	4,718	3,317	1,950	7,014	260%	NM	2,469	12,281	NM
Amortization of deferred acquisition costs and value of business acquired	299	274	164	230	136	(41)%	(55)%	247	530	115%
Dividends to policyholders	9	9	10	10	3	(70)%	(67)%	29	23	(21)%
Policy and other operating expenses	231	218	283	242	247	2%	7%	637	772	21%
Total benefits and expenses	2,251	7,157	4,252	4,433	8,004	81%	256%	5,401	16,689	209%
Income before income taxes	1,024	1,483	139	1,990	720	(64)%	(30)%	723	2,849	294%
Income tax expense (benefit)	140	161	62	184	(50)	NM	NM	124	196	58%
Net income	884	1,322	77	1,806	770	(57)%	(13)%	599	2,653	NM
Less: Net income (loss) attributable to noncontrolling interests	232	229	(537)	389	37	(90)%	(84)%	151	(111)	NM
Net income attributable to Athene Holding Ltd. shareholders	652	1,093	614	1,417	733	(48)%	12%	448	2,764	NM
Less: Preferred stock dividends	30	28	36	35	35	—%	17%	67	106	58%
Net income available to Athene Holding Ltd. common shareholders	$622	$1,065	$578	$1,382	$698	(49)%	12%	$381	$2,658	NM

Segment Results of Operations (Management view) Unaudited (in millions, except percentages and per share data)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
CONSOLIDATED
Fixed income and other investment income	$1,225	$1,283	$1,286	$1,395	$1,340	(4)%	9%	$3,553	$4,021	13%
Alternative investment income	305	324	712	331	334	1%	10%	168	1,377	NM
Net investment earnings	1,530	1,607	1,998	1,726	1,674	(3)%	9%	3,721	5,398	45%
Cost of crediting	(640)	(677)	(668)	(678)	(696)	(3)%	(9)%	(1,740)	(2,042)	(17)%
Other liability costs[1]	(320)	(281)	(342)	(247)	(289)	(17)%	10%	(877)	(878)	—%
Cost of funds	(960)	(958)	(1,010)	(925)	(985)	(6)%	(3)%	(2,617)	(2,920)	(12)%
Operating expenses	(78)	(93)	(98)	(95)	(93)	2%	(19)%	(245)	(286)	(17)%
Interest expense	(27)	(27)	(26)	(27)	(31)	(15)%	(15)%	(74)	(84)	(14)%
Management fees from ACRA	9	8	9	8	11	38%	22%	14	28	100%
Pre-tax adjusted operating income	474	537	873	687	576	(16)%	22%	799	2,136	167%
Income tax expense – operating[2]	(61)	(64)	(70)	(25)	(10)	60%	84%	(100)	(105)	(5)%
Adjusted operating income	413	473	803	662	566	(15)%	37%	699	2,031	191%
Preferred stock dividends	(30)	(28)	(36)	(35)	(35)	—%	(17)%	(67)	(106)	(58)%
Adjusted operating income available to common shareholders excluding Apollo	383	445	767	627	531	(15)%	39%	632	1,925	205%
Change in fair value of Apollo investment, net of tax[3]	(81)	113	(19)	373	10	(97)%	NM	52	364	NM
Adjusted operating income available to common shareholders	$302	$558	$748	$1,000	$541	(46)%	79%	$684	$2,289	235%

Adjusted operating earnings per common share	$1.53	$2.85	$3.80	$5.04	$2.73	(46)%	78%	$3.55	$11.56	226%

RETIREMENT SERVICES
Fixed income and other investment income	$1,216	$1,274	$1,276	$1,385	$1,333	(4)%	10%	$3,525	$3,994	13%
Alternative investment income	228	310	659	274	265	(3)%	16%	178	1,198	NM
Net investment earnings	1,444	1,584	1,935	1,659	1,598	(4)%	11%	3,703	5,192	40%
Cost of crediting	(640)	(677)	(668)	(678)	(696)	(3)%	(9)%	(1,740)	(2,042)	(17)%
Other liability costs[1]	(320)	(281)	(342)	(247)	(289)	(17)%	10%	(877)	(878)	—%
Cost of funds	(960)	(958)	(1,010)	(925)	(985)	(6)%	(3)%	(2,617)	(2,920)	(12)%
Operating expenses	(63)	(73)	(78)	(81)	(75)	7%	(19)%	(202)	(234)	(16)%
Interest expense	(8)	(4)	(2)	(2)	(2)	—%	75%	(25)	(6)	76%
Management fees from ACRA	9	8	9	8	11	38%	22%	14	28	100%
Pre-tax adjusted operating income	422	557	854	659	547	(17)%	30%	873	2,060	136%
Income tax expense – operating	(61)	(64)	(70)	(25)	(10)	60%	84%	(100)	(105)	(5)%
Adjusted operating income available to common shareholders	$361	$493	$784	$634	$537	(15)%	49%	$773	$1,955	153%

CORPORATE & OTHER
Fixed income and other investment income	$9	$9	$10	$10	$7	(30)%	(22)%	$28	$27	(4)%
Alternative investment income (loss)	77	14	53	57	69	21%	(10)%	(10)	179	NM
Net investment earnings	86	23	63	67	76	13%	(12)%	18	206	NM
Operating expenses	(15)	(20)	(20)	(14)	(18)	(29)%	(20)%	(43)	(52)	(21)%
Interest expense	(19)	(23)	(24)	(25)	(29)	(16)%	(53)%	(49)	(78)	(59)%
Adjusted operating income (loss)	52	(20)	19	28	29	4%	(44)%	(74)	76	NM
Preferred stock dividends	(30)	(28)	(36)	(35)	(35)	—%	(17)%	(67)	(106)	(58)%
Adjusted operating income (loss) available to common shareholders excluding Apollo	22	(48)	(17)	(7)	(6)	14%	NM	(141)	(30)	79%
Change in fair value of Apollo investment, net of tax[3]	(81)	113	(19)	373	10	(97)%	NM	52	364	NM
Adjusted operating income (loss) available to common shareholders	$(59)	$65	$(36)	$366	$4	(99)%	NM	$(89)	$334	NM

Note: Please refer to Notes to the Financial Supplement section and the Non-GAAP Measure Reconciliations for discussion on adjusted operating income available to common shareholders and adjusted operating earnings per common share. 1 Other liability costs primarily includes DAC, DSI and VOBA amortization and rider reserve changes for all products, the cost of liabilities on products other than deferred annuities and institutional costs including offsets for premiums, product charges and other revenues. 2 Income tax expense - operating excludes the income tax expense/benefit on the earnings from our investment in Apollo. 3 Change in fair value of Apollo investment, net of tax, includes both the change in our investment in Apollo and the tax expense or benefit associated with the income or loss.

Components of Adjusted Operating Return on Assets (Management View) Unaudited (in millions, except percentages)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
CONSOLIDATED
Fixed income and other investment income	3.70%	3.70%	3.57%	3.75%	3.49%	(26)bps	(21)bps	3.87%	3.60%	(27)bps
Alternative investment income	19.44%	19.56%	38.51%	16.73%	16.28%	(45)bps	NM	3.74%	23.56%	NM
Net investment earnings	4.41%	4.43%	5.27%	4.40%	4.14%	(26)bps	(27)bps	3.87%	4.59%	72bps
Cost of crediting	(1.84)%	(1.86)%	(1.76)%	(1.73)%	(1.72)%	1bps	12bps	(1.81)%	(1.74)%	7bps
Other liability costs	(0.93)%	(0.78)%	(0.90)%	(0.63)%	(0.72)%	(9)bps	21bps	(0.91)%	(0.74)%	17bps
Cost of funds	(2.77)%	(2.64)%	(2.66)%	(2.36)%	(2.44)%	(8)bps	33bps	(2.72)%	(2.48)%	24bps
Net investment spread	1.64%	1.79%	2.61%	2.04%	1.70%	(34)bps	6bps	1.15%	2.11%	96bps
Operating expenses	(0.22)%	(0.26)%	(0.26)%	(0.24)%	(0.23)%	1bps	(1)bps	(0.25)%	(0.24)%	1bps
Interest expense	(0.08)%	(0.07)%	(0.07)%	(0.07)%	(0.08)%	(1)bps	0bps	(0.08)%	(0.07)%	1bps
Management fees from ACRA	0.03%	0.02%	0.02%	0.02%	0.03%	1bps	0bps	0.01%	0.02%	1bps
Pre-tax adjusted operating income	1.37%	1.48%	2.30%	1.75%	1.42%	(33)bps	5bps	0.83%	1.82%	99bps
Income tax expense – operating	(0.18)%	(0.18)%	(0.18)%	(0.06)%	(0.02)%	4bps	16bps	(0.10)%	(0.09)%	1bps
Adjusted operating income	1.19%	1.30%	2.12%	1.69%	1.40%	(29)bps	21bps	0.73%	1.73%	100bps
Preferred stock dividends	(0.09)%	(0.07)%	(0.10)%	(0.09)%	(0.09)%	0bps	0bps	(0.07)%	(0.09)%	(2)bps
Adjusted operating income available to common shareholders excluding Apollo	1.10%	1.23%	2.02%	1.60%	1.31%	(29)bps	21bps	0.66%	1.64%	98bps
Change in fair value of Apollo investment, net of tax	(0.24)%	0.29%	(0.06)%	0.93%	0.01%	(92)bps	NM	0.05%	0.29%	24bps
Adjusted operating income available to common shareholders	0.86%	1.52%	1.96%	2.53%	1.32%	NM	46bps	0.71%	1.93%	122bps

Consolidated average net invested assets ex. Apollo investment	$138,797	$145,251	$151,644	$156,753	$161,789	3%	17%	$128,348	$156,716	22%
Consolidated average net invested assets	140,052	146,512	152,947	158,259	163,517	3%	17%	129,188	158,231	22%

RETIREMENT SERVICES
Fixed income and other investment income	3.70%	3.70%	3.57%	3.75%	3.49%	(26)bps	(21)bps	3.87%	3.60%	(27)bps
Alternative investment income	17.24%	22.59%	42.33%	16.27%	15.10%	NM	NM	4.57%	24.14%	NM
Net investment earnings	4.22%	4.43%	5.18%	4.30%	4.00%	(30)bps	(22)bps	3.90%	4.48%	58bps
Cost of crediting	(1.87)%	(1.89)%	(1.79)%	(1.76)%	(1.74)%	2bps	13bps	(1.83)%	(1.76)%	7bps
Other liability costs	(0.94)%	(0.79)%	(0.91)%	(0.64)%	(0.73)%	(9)bps	21bps	(0.93)%	(0.76)%	17bps
Cost of funds	(2.81)%	(2.68)%	(2.70)%	(2.40)%	(2.47)%	(7)bps	34bps	(2.76)%	(2.52)%	24bps
Net investment spread	1.41%	1.75%	2.48%	1.90%	1.53%	(37)bps	12bps	1.14%	1.96%	82bps
Operating expenses	(0.18)%	(0.20)%	(0.21)%	(0.21)%	(0.19)%	2bps	(1)bps	(0.21)%	(0.20)%	1bps
Interest expense	(0.02)%	(0.01)%	(0.01)%	(0.01)%	(0.01)%	0bps	1bps	(0.03)%	(0.01)%	2bps
Management fees from ACRA	0.03%	0.02%	0.02%	0.02%	0.03%	1bps	0bps	0.01%	0.02%	1bps
Pre-tax adjusted operating income	1.24%	1.56%	2.28%	1.70%	1.36%	(34)bps	12bps	0.91%	1.77%	86bps
Income tax expense – operating	(0.18)%	(0.18)%	(0.18)%	(0.06)%	(0.02)%	4bps	16bps	(0.10)%	(0.08)%	2bps
Adjusted operating income available to common shareholders	1.06%	1.38%	2.10%	1.64%	1.34%	(30)bps	28bps	0.81%	1.69%	88bps

Retirement Services average net invested assets	$136,852	$143,162	$149,397	$154,459	$159,767	3%	17%	$126,563	$154,582	22%

Reconciliation of Earnings Measures Unaudited (in millions, except percentages and per share data)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
RECONCILIATION OF NET INCOME AVAILABLE TO ATHENE HOLDING LTD. COMMON SHAREHOLDERS TO ADJUSTED OPERATING INCOME AVAILABLE TO COMMON SHAREHOLDERS
Net income available to Athene Holding Ltd. common shareholders	$622	$1,065	$578	$1,382	$698	(49)%	12%	$381	$2,658	NM
Non-operating adjustments
Realized gains (losses) on sale of AFS securities	(11)	37	19	57	73	28%	NM	(10)	149	NM
Unrealized, allowances and other investment gains (losses)	49	116	100	32	34	6%	(31)%	(268)	166	NM
Change in fair value of reinsurance assets	434	522	(865)	554	(118)	NM	NM	270	(429)	NM
Offsets to investment gains (losses)	(126)	(149)	141	(126)	13	NM	NM	(10)	28	NM
Investment gains (losses), net of offsets	346	526	(605)	517	2	(100)%	(99)%	(18)	(86)	NM
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	72	33	488	(68)	70	NM	(3)%	(268)	490	NM
Integration, restructuring and other non-operating expenses	—	3	(45)	(11)	(8)	27%	NM	(13)	(64)	NM
Stock compensation expense	(1)	—	—	(1)	(1)	—%	—%	(11)	(2)	82%
Income tax (expense) benefit – non-operating	(97)	(55)	(8)	(55)	94	NM	NM	7	31	NM
Less: Total non-operating adjustments	320	507	(170)	382	157	(59)%	(51)%	(303)	369	NM
Adjusted operating income available to common shareholders	$302	$558	$748	$1,000	$541	(46)%	79%	$684	$2,289	235%

RECONCILIATION OF BASIC EARNINGS PER CLASS A COMMON SHARES TO ADJUSTED OPERATING EARNINGS PER COMMON SHARE
Basic earnings per share - Class A common shares	$3.22	$5.57	$3.02	$7.21	$3.64	(50)%	13%	$2.78	$13.88	NM
Non-operating adjustments
Realized gains (losses) on sale of AFS securities	(0.06)	0.19	0.10	0.28	0.37	32%	NM	(0.05)	0.75	NM
Unrealized, allowances and other investment gains (losses)	0.24	0.59	0.50	0.17	0.16	(6)%	(33)%	(1.40)	0.83	NM
Change in fair value of reinsurance assets	2.20	2.66	(4.40)	2.80	(0.60)	NM	NM	1.40	(2.17)	NM
Offsets to investment gains (losses)	(0.64)	(0.76)	0.72	(0.64)	0.07	NM	NM	(0.05)	0.14	NM
Investment gains (losses), net of offsets	1.74	2.68	(3.08)	2.61	—	NM	NM	(0.10)	(0.45)	NM
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	0.37	0.17	2.48	(0.34)	0.35	NM	(5)%	(1.39)	2.47	NM
Integration, restructuring and other non-operating expenses	—	0.01	(0.22)	(0.06)	(0.04)	33%	NM	(0.07)	(0.32)	NM
Stock compensation expense	—	—	—	—	—	NM	NM	(0.06)	(0.01)	83%
Income tax (expense) benefit – non-operating	(0.49)	(0.28)	(0.04)	(0.28)	0.47	NM	NM	0.04	0.16	300%
Less: Total non-operating adjustments	1.62	2.58	(0.86)	1.93	0.78	(60)%	(52)%	(1.58)	1.85	NM
Less: Effect of items convertible to or settled in Class A common shares	0.07	0.14	0.08	0.24	0.13	(46)%	86%	0.81	0.47	(42)%
Adjusted operating earnings per common share	$1.53	$2.85	$3.80	$5.04	$2.73	(46)%	78%	$3.55	$11.56	226%

Note: Please refer to Notes to the Financial Supplement section for discussion on adjusted operating income available to common shareholders.

Retirement Services Segment Highlights Unaudited (in millions, except percentages)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
NET INVESTMENT SPREAD – RETIREMENT SERVICES
Net investment earned rate	4.22%	4.43%	5.18%	4.30%	4.00%	(30)bps	(22)bps	3.90%	4.48%	58bps
Cost of crediting	1.87%	1.89%	1.79%	1.76%	1.74%	(2)bps	(13)bps	1.83%	1.76%	(7)bps
Other liability costs	0.94%	0.79%	0.91%	0.64%	0.73%	9bps	(21)bps	0.93%	0.76%	(17)bps
Cost of funds	2.81%	2.68%	2.70%	2.40%	2.47%	7bps	(34)bps	2.76%	2.52%	(24)bps
Net investment spread	1.41%	1.75%	2.48%	1.90%	1.53%	(37)bps	12bps	1.14%	1.96%	82bps

Average net invested assets	$136,852	$143,162	$149,397	$154,459	$159,767	3%	17%	$126,563	$154,582	22%

COST OF CREDITING – RETIREMENT SERVICES
FIA option costs	$264	$258	$255	$250	$251	—%	(5)%	$764	$756	(1)%
Fixed interest credited to policyholders	242	247	238	236	227	(4)%	(6)%	615	701	14%
Cost of crediting on deferred annuities	506	505	493	486	478	(2)%	(6)%	1,379	1,457	6%
Average account value on deferred annuities	102,144	103,990	104,310	104,107	104,396	—%	2%	94,600	104,353	10%
Cost of crediting on deferred annuities rate	1.98%	1.94%	1.89%	1.87%	1.83%	(4)bps	(15)bps	1.94%	1.86%	(8)bps

Cost of crediting on institutional products	$134	$172	$175	$192	$218	14%	63%	$361	$585	62%
Average institutional reserve liabilities	18,162	22,375	27,028	30,863	35,213	14%	94%	15,882	31,035	95%
Cost of crediting on institutional products rate	2.95%	3.08%	2.59%	2.49%	2.47%	(2)bps	(48)bps	3.03%	2.51%	(52)bps

Cost of crediting	$640	$677	$668	$678	$696	3%	9%	$1,740	$2,042	17%

OTHER LIABILITY COSTS – RETIREMENT SERVICES
Change in rider reserve	$119	$121	$138	$86	$111	29%	(7)%	$430	$335	(22)%
DAC, DSI and VOBA amortization	178	154	194	153	174	14%	(2)%	389	521	34%
Other[1]	23	6	10	8	4	(50)%	(83)%	58	22	(62)%
Other liability costs	$320	$281	$342	$247	$289	17%	(10)%	$877	$878	—%

INVESTMENT MARGIN ON DEFERRED ANNUITIES – RETIREMENT SERVICES
Net investment earned rate	4.22%	4.43%	5.18%	4.30%	4.00%	(30)bps	(22)bps	3.90%	4.48%	58bps
Cost of crediting on deferred annuities	1.98%	1.94%	1.89%	1.87%	1.83%	(4)bps	(15)bps	1.94%	1.86%	(8)bps
Investment margin on deferred annuities	2.24%	2.49%	3.29%	2.43%	2.17%	(26)bps	(7)bps	1.96%	2.62%	66bps

Note: Please refer to Notes to the Financial Supplement section and the Non-GAAP Reconciliations for discussion on net investment spread, investment margin on deferred annuities, net investment earned rate, cost of crediting on deferred annuities and other liability costs. 1 Other primarily includes payout annuities, policy maintenance costs, reinsurance expense allowances and non-deferred acquisition costs, net of product charges.

Condensed Consolidated Balance Sheets Unaudited (in millions, except percentages)
	December 31, 2020	September 30, 2021	Δ
ASSETS
Investments
Available-for-sale securities, at fair value	$82,853	$100,262	21%
Trading securities, at fair value	2,093	2,115	1%
Equity securities	532	666	25%
Mortgage loans, net of allowances	15,264	19,700	29%
Investment funds	803	1,427	78%
Policy loans	369	320	(13)%
Funds withheld at interest	48,612	44,362	(9)%
Derivative assets	3,523	3,786	7%
Short-term investments, at fair value	222	125	(44)%
Other investments, net of allowances	572	1,725	202%
Total investments	154,843	174,488	13%
Cash and cash equivalents	7,704	7,753	1%
Restricted cash	738	757	3%
Investments in related parties
Available-for-sale securities, at fair value	6,520	7,156	10%
Trading securities, at fair value	1,529	1,742	14%
Equity securities, at fair value	72	115	60%
Mortgage loans, net of allowances	674	1,110	65%
Investment funds	5,284	6,594	25%
Funds withheld at interest	13,030	12,441	(5)%
Other investments, net of allowances	469	178	(62)%
Accrued investment income	905	1,016	12%
Reinsurance recoverable	4,848	4,565	(6)%
Deferred acquisition costs, deferred sales inducements and value of business acquired	4,906	5,110	4%
Other assets	1,249	1,371	10%
Total assets	$202,771	$224,396	11%

Condensed Consolidated Balance Sheets, continued Unaudited (in millions, except percentages)
	December 31, 2020	September 30, 2021	Δ
LIABILITIES
Interest sensitive contract liabilities	$144,566	$152,200	5%
Future policy benefits	29,258	39,666	36%
Other policy claims and benefits	130	130	—%
Dividends payable to policyholders	110	103	(6)%
Long-term debt	1,976	2,469	25%
Derivative liabilities	298	303	2%
Payables for collateral on derivatives and securities to repurchase	3,801	4,129	9%
Funds withheld liability	452	437	(3)%
Other liabilities	2,040	2,587	27%
Total liabilities	182,631	202,024	11%

EQUITY
Preferred stock	—	—	NM
Common stock	—	—	NM
Additional paid-in-capital	6,613	6,651	1%
Retained earnings	8,073	10,727	33%
Accumulated other comprehensive income	3,971	3,011	(24)%
Total Athene Holding Ltd. shareholders’ equity	18,657	20,389	9%
Noncontrolling interests	1,483	1,983	34%
Total equity	20,140	22,372	11%
Total liabilities and equity	$202,771	$224,396	11%

Investments (GAAP view) Unaudited (in millions, except percentages)
	December 31, 2020		September 30, 2021
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
INVESTMENTS AND INVESTMENTS IN RELATED PARTIES SUMMARY
Investments
Available-for-sale securities, at fair value
U.S. government and agencies	$351	0.2%	$402	0.2%
U.S. state, municipal and political subdivisions	1,033	0.6%	1,115	0.5%
Foreign governments	368	0.2%	931	0.5%
Corporate	58,180	31.9%	69,330	34.0%
CLO	9,569	5.2%	13,379	6.6%
ABS	4,270	2.3%	6,164	3.0%
CMBS	2,169	1.2%	2,640	1.3%
RMBS	6,913	3.8%	6,301	3.1%
Total available-for-sale securities, at fair value	82,853	45.4%	100,262	49.2%
Trading securities, at fair value	2,093	1.2%	2,115	1.0%
Equity securities	532	0.3%	666	0.3%
Mortgage loans, net of allowances	15,264	8.4%	19,700	9.7%
Investment funds	803	0.4%	1,427	0.7%
Policy loans	369	0.2%	320	0.2%
Funds withheld at interest	48,612	26.7%	44,362	21.7%
Derivative assets	3,523	1.9%	3,786	1.9%
Short-term investments, at fair value	222	0.1%	125	0.1%
Other investments	572	0.3%	1,725	0.8%
Total investments	154,843	84.9%	174,488	85.6%
Investments in related parties
Available-for-sale securities, at fair value
Corporate	215	0.1%	503	0.3%
CLO	1,520	0.9%	2,097	1.0%
ABS	4,785	2.6%	4,556	2.2%
Total available-for-sale securities, at fair value	6,520	3.6%	7,156	3.5%
Trading securities, at fair value	1,529	0.8%	1,742	0.9%
Equity securities, at fair value	72	—%	115	0.1%
Mortgage loans	674	0.4%	1,110	0.5%
Investment funds	5,284	2.9%	6,594	3.2%
Funds withheld at interest	13,030	7.1%	12,441	6.1%
Other investments	469	0.3%	178	0.1%
Total investments in related parties	27,578	15.1%	29,336	14.4%
Total investments including related parties	$182,421	100.0%	$203,824	100.0%

Net Invested Assets (Management view) and Flows Unaudited (in millions, except percentages)
	December 31, 2020		September 30, 2021
	Invested Asset Value[1]	Percent of Total	Invested Asset Value[1]	Percent of Total
NET INVESTED ASSETS
Corporate	$71,040	47.3%	$78,767	47.4%
CLO	14,609	9.7%	17,144	10.3%
Credit	85,649	57.0%	95,911	57.7%
RMBS	8,337	5.6%	7,256	4.4%
CML	16,778	11.2%	19,504	11.7%
RML	4,774	3.2%	6,445	3.9%
CMBS	3,227	2.1%	3,582	2.2%
Real estate	33,116	22.1%	36,787	22.2%
ABS	13,137	8.7%	14,318	8.6%
Alternative investments	6,793	4.5%	8,525	5.1%
State, municipal, political subdivisions and foreign government	2,136	1.4%	2,145	1.3%
Equity securities	478	0.3%	499	0.3%
Short-term investments	479	0.3%	70	0.1%
U.S. government and agencies	206	0.2%	317	0.2%
Other investments	23,229	15.4%	25,874	15.6%
Cash and equivalents	5,417	3.6%	4,552	2.7%
Policy loans and other	1,455	1.0%	1,370	0.8%
Net invested assets excluding investment in Apollo	148,866	99.1%	164,494	99.0%
Investment in Apollo	1,324	0.9%	1,726	1.0%
Net invested assets	$150,190	100.0%	$166,220	100.0%

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
NET FLOWS
Retail	$2,465	$2,299	$1,757	$1,749	$2,372	36%	(4)%	$5,502	$5,878	7%
Flow reinsurance	2,317	559	299	279	635	128%	(73)%	5,443	1,213	(78)%
Funding agreements[2]	2,619	2,199	3,226	4,074	2,337	(43)%	(11)%	6,078	9,637	59%
Pension group annuities[3]	—	4,221	2,893	1,474	6,593	NM	NM	1,246	10,960	NM
Gross organic inflows	7,401	9,278	8,175	7,576	11,937	58%	61%	18,269	27,688	52%
Gross inorganic inflows	—	—	—	—	—	NM	NM	28,792	—	NM
Total gross inflows	7,401	9,278	8,175	7,576	11,937	58%	61%	47,061	27,688	(41)%
Inflows attributable to ACRA noncontrolling interest	—	(1,180)	(1,470)	(1,681)	(4,757)	NM	NM	(18,268)	(7,908)	57%
Net outflows4 6	(2,695)	(3,232)	(3,481)	(3,941)	(3,746)	5%	(39)%	(8,717)	(11,168)	(28)%
Net flows	$4,706	$4,866	$3,224	$1,954	$3,434	76%	(27)%	$20,076	$8,612	(57)%

Gross organic inflows	$7,401	$9,278	$8,175	$7,576	$11,937	58%	61%	$18,269	$27,688	52%
Organic inflows attributable to ACRA noncontrolling interest	—	(1,180)	(1,470)	(1,681)	(4,757)	NM	NM	—	(7,908)	NM
Net organic inflows	7,401	8,098	6,705	5,895	7,180	22%	(3)%	18,269	19,780	8%
Net outflows4 6	(2,695)	(3,232)	(3,481)	(3,941)	(3,746)	5%	(39)%	(8,717)	(11,168)	(28)%
Net organic flows	$4,706	$4,866	$3,224	$1,954	$3,434	76%	(27)%	$9,552	$8,612	(10)%

Net organic growth rate5 6	13.4%	13.3%	8.4%	4.9%	8.4%	NM	NM	9.9%	7.3%	NM

1 Please refer to Notes to the Financial Supplement for discussion on net invested assets including net alternative investments and Non-GAAP Measure Reconciliations for the reconciliation of investments including related parties to net invested assets. Net invested assets includes our economic ownership of ACRA investments but does not include the investments associated with the noncontrolling interest. 2 Funding agreements are comprised of funding agreements issued under our FABN and FABR programs, funding agreements issued to the FHLB and long-term repurchase agreements. 3 Pension group annuities (PGA) were previously referenced as pension risk transfer (PRT). 4 Net outflows consist of full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities and funding agreement maturities, net of the ACRA noncontrolling interest. 5 Net organic growth rate is calculated as net organic flows divided by average net invested assets, on an annualized basis. 6 In Q1’21, we revised the net outflows, net organic growth rate and average net invested assets metrics, for all periods presented, to include all outflows and net invested assets while previously these metrics excluded inorganic business.

Investment Funds (GAAP view) Unaudited (in millions, except percentages)
	December 31, 2020		September 30, 2021
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
INVESTMENT FUNDS INCLUDING RELATED PARTIES[1]
Investment funds
Real estate	$348	5.7%	$837	10.4%
Credit funds	107	1.8%	96	1.2%
Private equity	267	4.4%	327	4.1%
Real assets	81	1.3%	167	2.1%
Total investment funds	803	13.2%	1,427	17.8%
Investment funds – related parties
Differentiated investments
A-A Mortgage[2]	444	7.3%	77	1.0%
Catalina	334	5.5%	421	5.2%
Athora	709	11.6%	728	9.1%
Venerable	123	2.0%	235	2.9%
Other	279	4.6%	445	5.5%
Total differentiated investments	1,889	31.0%	1,906	23.7%
Real estate	828	13.5%	1,270	15.9%
Credit funds	375	6.2%	623	7.8%
Private equity	473	7.8%	585	7.3%
Real assets	172	2.8%	319	4.0%
Natural resources	113	1.9%	138	1.7%
Public equities	110	1.8%	27	0.3%
Investment in Apollo	1,324	21.8%	1,726	21.5%
Total investment funds – related parties	5,284	86.8%	6,594	82.2%
Total investment funds including related parties	$6,087	100.0%	$8,021	100.0%

Note: The investment funds balances include the entire investment fund balance attributable to ACRA as ACRA is 100% consolidated. 1 Investment funds, including related parties, is the GAAP measure which does not include investments that we view as alternative investments. Alternative investments include CLO and ABS equity tranche securities that are included in trading securities in the GAAP view, a nonredeemable preferred stock viewed as an alternative investment for management view but included in equity securities for GAAP view, investment funds included in our funds withheld at interest reinsurance portfolios, royalties and other investments. Please refer to Notes to the Financial Supplement section for discussion on net invested assets including net alternative investments and the Non-GAAP Measure Reconciliations section for the reconciliation of investment funds, including related parties, to net alternative investments. 2 In April of 2021, we sold our investment in AmeriHome, which is held by A-A Mortgage. Following the sale of AmeriHome, A-A Mortgage distributed the majority of the proceeds, with the remaining residual investment expected to be distributed within the next year.

Net Alternative Investments (Management view) Unaudited (in millions, except percentages)
	December 31, 2020		September 30, 2021
	Invested Asset Value[1]	Percent of Total	Invested Asset Value[1]	Percent of Total
NET ALTERNATIVE INVESTMENTS
Retirement Services
Differentiated investments
A-A Mortgage[2]	$546	8.0%	$96	1.1%
MidCap	611	9.0%	643	7.6%
Catalina	334	4.9%	421	4.9%
Venerable	123	1.8%	235	2.8%
Other	339	5.0%	629	7.4%
Total differentiated investments	1,953	28.7%	2,024	23.8%
Real estate	1,537	22.6%	2,467	28.9%
Credit	941	13.9%	1,052	12.3%
Private equity	831	12.2%	1,171	13.7%
Real assets	296	4.4%	536	6.3%
Natural resources	60	0.9%	82	1.0%
Other	—	—%	18	0.2%
Total Retirement Services	5,618	82.7%	7,350	86.2%
Corporate & Other
Athora	661	9.7%	716	8.4%
Credit	93	1.4%	98	1.1%
Natural resources	238	3.5%	244	2.9%
Equities[3]	183	2.7%	117	1.4%
Total Corporate & Other	1,175	17.3%	1,175	13.8%
Net alternative investments[4]	$6,793	100.0%	$8,525	100.0%

1 Net invested assets includes our economic ownership of ACRA investments but does not include the investments associated with the noncontrolling interest. 2 In April of 2021, we sold our investment in AmeriHome, which is held by A-A Mortgage. Following the sale of AmeriHome, A-A Mortgage distributed the majority of the proceeds, with the remaining residual investment expected to be distributed within the next year. 3 As of September 30, 2021, equities included our public equity positions in Jackson Financial Inc (ticker: JXN) and OneMain Holdings, Inc. (OMF). We held 3.8 million and 0.0 million shares in Jackson, net of the ACRA noncontrolling interest, and 0.7 million and 2.8 million shares in OneMain as of September 30, 2021 and December 31, 2020, respectively. 4 Net alternative investments does not correspond to the total investment funds, including related parties, on our condensed consolidated balance sheets. Net alternative investments adjusts the GAAP presentation to include CLO and ABS equity tranche securities that are included in trading securities in the GAAP view, a nonredeemable preferred stock viewed as an alternative investment for management view but included in equity securities for GAAP view, investment funds included in our funds withheld at interest reinsurance portfolios, royalties and other investments. Please refer to Notes to the Financial Supplement section for discussion on net invested assets including net alternative investments and the Non-GAAP Measure Reconciliations section for the reconciliation of investment funds, including related parties, to net alternative investments.

Funds Withheld at Interest (GAAP view) Unaudited (in millions, except percentages)
	December 31, 2020		September 30, 2021
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
FUNDS WITHHELD AT INTEREST INCLUDING RELATED PARTIES
Fixed maturity securities
U.S. government and agencies	$—	—%	$51	0.1%
U.S. state, municipal and political subdivisions	513	0.8%	380	0.7%
Foreign governments	301	0.5%	405	0.7%
Corporate	34,057	55.2%	28,568	50.3%
CLO	5,912	9.6%	4,787	8.4%
ABS	5,212	8.5%	6,318	11.1%
CMBS	2,374	3.8%	2,351	4.1%
RMBS	2,270	3.7%	1,725	3.0%
Total fixed maturity securities	50,639	82.1%	44,585	78.4%
Equity securities	119	0.2%	168	0.3%
Mortgage loans	8,201	13.3%	9,658	17.0%
Investment funds	1,155	1.9%	1,670	3.0%
Derivative assets	200	0.3%	193	0.3%
Short-term investments	608	1.0%	23	0.1%
Other investments	15	—%	—	—%
Cash and cash equivalents	906	1.5%	1,214	2.1%
Other assets and liabilities	(201)	(0.3)%	(708)	(1.2)%
Total funds withheld at interest including related parties[1]	$61,642	100.0%	$56,803	100.0%

1 Funds withheld at interest represents a receivable for amounts contractually withheld by ceding companies in accordance with modco and funds withheld reinsurance agreements in which we act as the reinsurer. In managing our business we utilize invested assets, where we adjust the presentation for funds withheld and modco transactions to include or exclude the underlying investments based upon the contractual transfer of economic exposure to such underlying investments.

Segment Net Investment Earned Rates (NIER) Unaudited (In millions, except percentages)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
NIER – CONSOLIDATED
Fixed income and other investments	3.70%	3.70%	3.57%	3.75%	3.49%	(26)bps	(21)bps	3.87%	3.60%	(27)bps
Alternative investments	19.44%	19.56%	38.51%	16.73%	16.28%	(45)bps	NM	3.74%	23.56%	NM
Total net investment earned rate	4.41%	4.43%	5.27%	4.40%	4.14%	(26)bps	(27)bps	3.87%	4.59%	72bps

NIER SUMMARY – RETIREMENT SERVICES
Fixed income and other investments	3.70%	3.70%	3.57%	3.75%	3.49%	(26)bps	(21)bps	3.87%	3.60%	(27)bps
Alternative investments	17.24%	22.59%	42.33%	16.27%	15.10%	NM	NM	4.57%	24.14%	NM
Total net investment earned rate	4.22%	4.43%	5.18%	4.30%	4.00%	(30)bps	(22)bps	3.90%	4.48%	58bps

Fixed income and other investment income	$1,216	$1,274	$1,276	$1,385	$1,333	(4)%	10%	$3,525	$3,994	13%
Alternatives investment income	228	310	659	274	265	(3)%	16%	178	1,198	NM
Total net investment earnings	$1,444	$1,584	$1,935	$1,659	$1,598	(4)%	11%	$3,703	$5,192	40%

Fixed income and other investments	$131,565	$137,678	$143,173	$147,713	$152,761	3%	16%	$121,376	$147,967	22%
Alternatives investments	5,287	5,484	6,224	6,746	7,006	4%	33%	5,187	6,615	28%
Total average net invested assets	$136,852	$143,162	$149,397	$154,459	$159,767	3%	17%	$126,563	$154,582	22%

NIER SUMMARY – CORPORATE & OTHER
Fixed income and other investments	3.68%	3.70%	3.57%	3.75%	3.48%	(27)bps	(20)bps	3.71%	3.81%	10bps
Alternative investments	31.35%	4.94%	18.24%	19.40%	23.28%	NM	NM	(1.71)%	20.29%	NM
Total net investment earned rate	17.59%	4.38%	11.22%	11.72%	14.96%	NM	NM	1.32%	12.86%	NM

Fixed income and other investment income	$9	$9	$10	$10	$7	(30)%	(22)%	$28	$27	(4)%
Alternatives investment income (loss)	77	14	53	57	69	21%	(10)%	(10)	179	NM
Total net investment earnings	$86	$23	$63	$67	$76	13%	(12)%	$18	$206	NM

Fixed income and other investments	$967	$953	$1,075	$1,125	$850	(24)%	(12)%	$997	$962	(4)%
Alternatives investments	978	1,136	1,172	1,169	1,172	—%	20%	788	1,172	49%
Total average net invested assets ex. Apollo investment	$1,945	$2,089	$2,247	$2,294	$2,022	(12)%	4%	$1,785	$2,134	20%

Note: Please refer to Notes to the Financial Supplement section and the Non-GAAP Measure Reconciliations for discussion on net investment earned rate and net invested assets. The investment results above are presented net of investment management fees as well as the proportionate share of income/(loss) and investments associated with the ACRA noncontrolling interest. Consolidated and Corporate & Other average net invested assets exclude the assets related to our investment in Apollo when used in the calculation of our net investment earned rate.

NIERs by Asset Class and Apollo Investment Unaudited (in millions, except percentages)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
NIER BY ASSET CLASS
Corporate securities	3.77%	3.70%	3.54%	3.66%	3.49%	(17)bps	(28)bps	3.84%	3.57%	(27)bps
Structured securities
RMBS	4.72%	5.08%	5.19%	5.34%	4.97%	(37)bps	25bps	4.95%	5.17%	22bps
CLO	2.88%	3.12%	3.03%	2.92%	2.62%	(30)bps	(26)bps	3.63%	2.87%	(76)bps
ABS	3.78%	3.91%	3.72%	4.83%	3.55%	NM	(23)bps	4.04%	4.06%	2bps
CMBS	4.23%	4.26%	3.93%	4.12%	3.80%	(32)bps	(43)bps	4.28%	3.94%	(34)bps
Total structured securities	3.73%	3.91%	3.77%	4.12%	3.44%	(68)bps	(29)bps	4.15%	3.79%	(36)bps
State, municipal, political subdivisions and U.S. and foreign government	3.56%	3.35%	3.20%	3.40%	3.45%	5bps	(11)bps	3.39%	3.34%	(5)bps
Mortgage loans	4.17%	4.37%	3.97%	3.92%	4.11%	19bps	(6)bps	4.28%	4.01%	(27)bps
Alternative investments	19.44%	19.56%	38.51%	16.73%	16.28%	(45)bps	NM	3.74%	23.56%	NM
Other U.S. and Bermuda net invested assets	2.13%	1.28%	1.29%	1.61%	1.44%	(17)bps	(69)bps	1.92%	1.39%	(53)bps
Consolidated net investment earned rate	4.41%	4.43%	5.27%	4.40%	4.14%	(26)bps	(27)bps	3.87%	4.59%	72bps

APOLLO INVESTMENT DETAILS
Change in fair value of Apollo investment	$(101)	$142	$(25)	$472	$13	NM	NM	$83	$460	NM
Income tax (expense) benefit on Apollo investment	20	(29)	6	(99)	(3)	NM	NM	(31)	(96)	NM
Change in fair value of Apollo investment, net of tax	$(81)	$113	$(19)	$373	$10	NM	NM	$52	$364	NM

Annualized return on Apollo investment, net of tax	(25.8)%	35.8%	(6.0)%	99.0%	2.5%	NM	NM	8.2%	32.0%	NM
Change in fair value of Apollo investment impact on adjusted operating EPS[1]	$(0.41)	$0.58	$(0.10)	$1.88	$0.06	NM	NM	$0.27	$1.84	NM
Adjusted operating EPS, excluding AOG[1]	$1.94	$2.27	$3.90	$3.16	$2.67	NM	NM	$3.28	$9.72	NM

Note: Please refer to Notes to the Financial Supplement section and the Non-GAAP Measure Reconciliations for discussion on net investment earned rate. The investment results above are presented net of investment management fees as well as the proportionate share of income/(loss) and investments associated with the ACRA noncontrolling interest. 1 The impact of the Apollo investment on adjusted operating EPS includes removing the income/(loss) on the investment, net of tax.

Credit Quality of Securities Unaudited (in millions, except percentages)
	December 31, 2020		September 30, 2021
CREDIT QUALITY OF AFS SECURITIES (GAAP VIEW)	Fair Value	Percent of Total	Fair Value	Percent of Total
NAIC designation
1	$41,532	46.5%	$48,874	45.5%
2	41,704	46.7%	52,285	48.7%
Total investment grade	83,236	93.2%	101,159	94.2%
3	4,853	5.4%	4,793	4.5%
4	1,145	1.3%	1,075	1.0%
5	114	0.1%	131	0.1%
6	25	—%	260	0.2%
Total below investment grade	6,137	6.8%	6,259	5.8%
Total AFS securities including related parties	$89,373	100.0%	$107,418	100.0%

NRSRO designation
AAA/AA/A	$33,553	37.5%	$42,430	39.5%
BBB	34,404	38.5%	46,722	43.5%
Non-rated[1]	12,732	14.3%	9,971	9.3%
Total investment grade[2]	80,689	90.3%	99,123	92.3%
BB	4,020	4.5%	4,146	3.9%
B	1,030	1.2%	1,098	1.0%
CCC	1,557	1.7%	1,459	1.4%
CC and lower	973	1.1%	794	0.7%
Non-rated[1]	1,104	1.2%	798	0.7%
Total below investment grade	8,684	9.7%	8,295	7.7%
Total AFS securities including related parties	$89,373	100.0%	$107,418	100.0%

	Invested Asset Value[3]	% NAIC 1 or 2	Invested Asset Value[3]	% NAIC 1 or 2
SUMMARY OF NAIC 1 & 2 DESIGNATIONS BY ASSET CLASS (MANAGEMENT VIEW)
Corporate securities	$65,887	92.7%	$73,875	93.8%
RMBS	7,721	92.6%	6,722	92.6%
CLO	14,139	96.8%	16,967	99.0%
ABS	11,722	89.2%	13,120	91.6%
CMBS	2,459	76.2%	2,800	78.2%
Total structured securities	36,041	91.7%	39,609	93.6%
State, municipal, political subdivisions and U.S. and foreign government	2,221	94.9%	2,415	98.0%
Short-term investments	429	89.4%	54	76.7%
Total NAIC 1 & 2 Designations	$104,578		$115,953

1 Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. 2 We view the NAIC designation methodology as the most appropriate way to view our AFS portfolio when evaluating credit risk since a large portion of our holdings were purchased at a significant discount to par. With respect to loan-backed and structured securities, the NAIC designation methodology differs in significant respects from the NRSRO rating methodology. NRSRO ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price, while the NAIC designation methodology considers our investment at amortized cost, and the likelihood of recovery of that book value as opposed to the likelihood of the recovery of all contractual payments. 3 Please refer to Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets.

Credit Quality of Net Invested Assets (Management view) Unaudited (In millions, except percentages)
	December 31, 2020		September 30, 2021			December 31, 2020		September 30, 2021
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF NET INVESTED ASSETS					CREDIT QUALITY OF NET INVESTED ASSETS
NAIC designation					NRSRO designation
1	$52,883	46.7%	$57,844	46.8%	AAA/AA/A	$42,492	37.6%	$48,336	39.1%
2	51,695	45.7%	58,109	47.0%	BBB	42,478	37.5%	51,415	41.6%
Non-rated[2]	—	—%	—	—%	Non-rated[2]	16,494	14.6%	13,750	11.1%
Total investment grade	104,578	92.4%	115,953	93.8%	Total investment grade	101,464	89.7%	113,501	91.8%
3	6,256	5.5%	5,769	4.7%	BB	5,317	4.7%	5,033	4.1%
4	1,957	1.7%	1,366	1.1%	B	1,784	1.5%	1,360	1.1%
5	335	0.4%	339	0.3%	CCC	1,899	1.7%	1,722	1.4%
6	45	—%	172	0.1%	CC and lower	1,145	1.0%	933	0.8%
Non-rated[2]	—	—%	—	—%	Non-rated[2]	1,562	1.4%	1,050	0.8%
Total below investment grade	8,593	7.6%	7,646	6.2%	Total below investment grade	11,707	10.3%	10,098	8.2%
Total NAIC designated assets[3]	113,171	100.0%	123,599	100.0%	Total NRSRO designated assets[3]	113,171	100.0%	123,599	100.0%

Assets without NAIC designation					Assets without NRSRO designation
Commercial mortgage loans					Commercial mortgage loans
CM1	4,712	28.0%	4,761	24.4%	CM1	4,712	28.0%	4,761	24.4%
CM2	7,794	46.5%	9,724	49.9%	CM2	7,794	46.5%	9,724	49.9%
CM3	3,906	23.3%	4,593	23.5%	CM3	3,906	23.3%	4,593	23.5%
CM4	366	2.2%	426	2.2%	CM4	366	2.2%	426	2.2%
CM5	—	—%	—	—%	CM5	—	—%	—	—%
CM6	—	—%	—	—%	CM6	—	—%	—	—%
CM7	—	—%	—	—%	CM7	—	—%	—	—%
Total CMLs	16,778	100.0%	19,504	100.0%	Total CMLs	16,778	100.0%	19,504	100.0%
Residential mortgage loans					Residential mortgage loans
In good standing	4,666	97.7%	5,709	88.6%	In good standing	4,666	97.7%	5,709	88.6%
90 days late	65	1.4%	697	10.8%	90 days late	65	1.4%	697	10.8%
In foreclosure	43	0.9%	39	0.6%	In foreclosure	43	0.9%	39	0.6%
Total RMLs	4,774	100.0%	6,445	100.0%	Total RMLs	4,774	100.0%	6,445	100.0%
Alternative investments	6,793		8,525		Alternative investments	6,793		8,525
Investment in Apollo	1,324		1,726		Investment in Apollo	1,324		1,726
Cash and equivalents	5,417		4,552		Cash and equivalents	5,417		4,552
Equity securities	478		499		Equity securities	478		499
Other[4]	1,455		1,370		Other[4]	1,455		1,370
Net invested assets	$150,190		$166,220		Net invested assets	$150,190		$166,220

1 Please refer to Notes to the Financial Supplement section for discussion on net invested assets and Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2 Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. 3 NAIC and NRSRO designations include corporates, CLO, RMBS, CMBS, ABS, state, municipal, political subdivisions and foreign government securities, short-term investments and U.S. government and agencies securities. 4 Other includes policy loans, accrued interest, and other net invested assets.

Credit Quality of Net Invested Assets – RMBS, CLOs, ABS (Management view) Unaudited (In millions, except percentages)
	December 31, 2020		September 30, 2021			December 31, 2020		September 30, 2021
	Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total		Invested Asset Value[1]	% of Total	Invested Asset Value[1]	% of Total
CREDIT QUALITY OF RMBS – NAIC DESIGNATION					CREDIT QUALITY OF RMBS – NRSRO DESIGNATION
1	$7,449	89.3%	$6,386	88.0%	AAA/AA/A	$1,286	15.4%	$1,337	18.4%
2	272	3.3%	336	4.6%	BBB	670	8.0%	554	7.6%
Non-rated[2]	—	—%	—	—%	Non-rated[2]	2,548	30.6%	2,175	30.0%
Total investment grade	7,721	92.6%	6,722	92.6%	Total investment grade	4,504	54.0%	4,066	56.0%
3	378	4.5%	308	4.3%	BB	276	3.3%	219	3.0%
4	171	2.1%	124	1.7%	B	309	3.7%	242	3.4%
5	49	0.6%	53	0.7%	CCC	1,795	21.6%	1,569	21.6%
6	18	0.2%	49	0.7%	CC and lower	1,141	13.7%	902	12.4%
Non-rated[2]	—	—%	—	—%	Non-rated[2]	312	3.7%	258	3.6%
Total below investment grade	616	7.4%	534	7.4%	Total below investment grade	3,833	46.0%	3,190	44.0%
RMBS net invested assets	$8,337	100.0%	$7,256	100.0%	RMBS net invested assets	$8,337	100.0%	$7,256	100.0%

CREDIT QUALITY OF CLOs – NAIC DESIGNATION					CREDIT QUALITY OF CLOs – NRSRO DESIGNATION
1	$9,130	62.5%	$11,248	65.6%	AAA/AA/A	$9,113	62.4%	$11,240	65.6%
2	5,009	34.3%	5,719	33.4%	BBB	4,995	34.2%	5,719	33.4%
Non-rated[2]	—	—%	—	—%	Non-rated[2]	31	0.2%	8	—%
Total investment grade	14,139	96.8%	16,967	99.0%	Total investment grade	14,139	96.8%	16,967	99.0%
3	457	3.1%	170	1.0%	BB	457	3.1%	170	1.0%
4	9	0.1%	7	—%	B	9	0.1%	7	—%
5	4	—%	—	—%	CCC	4	—%	—	—%
6	—	—%	—	—%	CC and lower	—	—%	—	—%
Non-rated	—	—%	—	—%	Non-rated[3]	—	—%	—	—%
Total below investment grade	470	3.2%	177	1.0%	Total below investment grade	470	3.2%	177	1.0%
CLOs net invested assets	$14,609	100.0%	$17,144	100.0%	CLOs net invested assets	$14,609	100.0%	$17,144	100.0%

CREDIT QUALITY OF ABS – NAIC DESIGNATION					CREDIT QUALITY OF ABS – NRSRO DESIGNATION
1	$6,789	51.6%	$7,524	52.5%	AAA/AA/A	$5,691	43.3%	$6,942	48.5%
2	4,933	37.6%	5,596	39.1%	BBB	2,156	16.4%	5,518	38.5%
Non-rated[2]	—	—%	—	—%	Non-rated[2]	3,794	28.9%	610	4.3%
Total investment grade	11,722	89.2%	13,120	91.6%	Total investment grade	11,641	88.6%	13,070	91.3%
3	862	6.6%	737	5.2%	BB	545	4.2%	787	5.5%
4	389	3.0%	321	2.2%	B	281	2.1%	318	2.2%
5	164	1.2%	140	1.0%	CCC	13	0.1%	16	0.1%
6	—	—%	—	—%	CC and lower	—	—%	—	—%
Non-rated[2]	—	—%	—	—%	Non-rated[2]	657	5.0%	127	0.9%
Total below investment grade	1,415	10.8%	1,198	8.4%	Total below investment grade	1,496	11.4%	1,248	8.7%
ABS net invested assets	$13,137	100.0%	$14,318	100.0%	ABS net invested assets	$13,137	100.0%	$14,318	100.0%

1 Please refer to Notes to the Financial Supplement section for discussion on net invested assets and Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2 Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology.

Net Reserve Liabilities & Rollforwards Unaudited (in millions, except percentages)
	December 31, 2020		September 30, 2021
	Dollars	Percent of Total	Dollars	Percent of Total
NET RESERVE LIABILITIES
Indexed annuities	$81,084	55.9%	$82,648	52.7%
Fixed rate annuities	30,315	20.9%	28,419	18.1%
Total deferred annuities	111,399	76.8%	111,067	70.8%
Pension group annuities	12,262	8.5%	17,203	11.0%
Payout annuities	6,859	4.7%	7,156	4.6%
Funding agreements[1]	12,591	8.7%	19,630	12.5%
Life and other	1,878	1.3%	1,796	1.1%
Total net reserve liabilities	$144,989	100.0%	$156,852	100.0%

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
NET RESERVE LIABILITY ROLLFORWARD
Net reserve liabilities – beginning	$131,333	$137,767	$144,989	$148,339	$152,772	3%	16%	$114,652	$144,989	26%
Gross inflows[2]	7,487	9,471	8,360	7,769	12,108	56%	62%	18,602	28,237	52%
Acquisition and block reinsurance[3]	—	—	—	—	—	NM	NM	28,792	—	NM
Inflows attributable to ACRA noncontrolling interest	(53)	(1,230)	(1,507)	(1,725)	(4,795)	NM	NM	(18,341)	(8,027)	56%
Net inflows	7,434	8,241	6,853	6,044	7,313	21%	(2)%	29,053	20,210	(30)%
Net withdrawals	(2,695)	(3,232)	(3,481)	(3,941)	(3,746)	5%	(39)%	(8,717)	(11,168)	(28)%
Sale of ACRA noncontrolling interest to ADIP and ownership changes[4]	—	—	—	—	—	NM	NM	335	—	NM
Other reserve changes	1,695	2,213	(22)	2,330	513	(78)%	(70)%	2,444	2,821	15%
Net reserve liabilities – ending	$137,767	$144,989	$148,339	$152,772	$156,852	3%	14%	$137,767	$156,852	14%

ACRA NONCONTROLLING INTEREST RESERVE LIABILITY ROLLFORWARD[5]
Reserve liabilities – beginning	$24,094	$23,762	$24,618	$25,625	$26,871	5%	12%	$6,574	$24,618	274%
Inflows	53	1,230	1,507	1,725	4,795	178%	NM	73	8,027	NM
Acquisition and block reinsurance[3]	—	—	—	—	—	NM	NM	18,268	—	NM
Withdrawals	(574)	(619)	(641)	(694)	(687)	1%	(20)%	(1,088)	(2,022)	(86)%
Sale of ACRA noncontrolling interest to ADIP and ownership changes[4]	—	—	—	—	—	NM	NM	(335)	—	NM
Other reserve changes	189	245	141	215	121	(44)%	(36)%	270	477	77%
Reserve liabilities – ending	$23,762	$24,618	$25,625	$26,871	$31,100	16%	31%	$23,762	$31,100	31%

Note: Please refer to Notes to the Financial Supplement section and the Non-GAAP Measure Reconciliations for discussion on net reserve liabilities. Net reserve liabilities include our economic ownership of ACRA reserve liabilities but do not include the reserve liabilities associated with the noncontrolling interest. 1 Funding agreements are comprised of funding agreements issued under our FABN and FABR programs, funding agreements issued to the FHLB and long-term repurchase agreements. 2 Gross inflows equal inflows from our retail, flow reinsurance and institutional channels as well as inflows for life and products other than deferred annuities or our institutional products, renewal inflows on older blocks of business, annuitizations and foreign currency translation adjustments on large transactions between the transaction date and the translation period. Gross inflows include all inflows sourced by Athene, including all of the inflows reinsured to ACRA. 3 Acquisition and block reinsurance transactions include the reserve liabilities acquired in our inorganic channel at inception. On June 1, 2020, we entered into an agreement with Jackson National Life pursuant to which we agreed to reinsure a block of fixed and fixed indexed annuities on a funds withheld coinsurance basis providing $28.8 billion of gross inflows. 4 Effective April 1, 2020, ALRe purchased 14,000 newly issued shares in ACRA increasing our ownership from 33% to 36.55% of the economic interests. 5 The ACRA reserve liability rollforward is a rollforward of the GAAP reserve liabilities associated with the noncontrolling interest.

Net Reserve Liabilities & Rollforwards, continued Unaudited (in millions, except percentages)
	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
NET DEFERRED ANNUITY ACCOUNT VALUE ROLLFORWARD[1]
Net account value – beginning	$100,694	$103,594	$104,385	$104,234	$103,981	—%	3%	$88,000	$104,385	19%
Gross inflows[2]	4,604	2,756	1,965	1,970	2,950	50%	(36)%	10,530	6,885	(35)%
Acquisition and block reinsurance[3]	—	—	—	—	—	NM	NM	27,404	—	NM
Inflows attributable to ACRA noncontrolling interest	(30)	(29)	(25)	(27)	(23)	15%	23%	(17,428)	(75)	100%
Net inflows	4,574	2,727	1,940	1,943	2,927	51%	(36)%	20,506	6,810	(67)%
Premium and interest bonuses	40	53	52	61	70	15%	75%	122	183	50%
Fixed and index credits to policyholders	656	821	929	1,200	1,121	(7)%	71%	1,688	3,250	93%
Surrenders and benefits paid	(2,248)	(2,688)	(2,947)	(3,326)	(3,154)	5%	(40)%	(6,590)	(9,427)	(43)%
Sale of ACRA noncontrolling interest to ADIP and ownership changes[4]	—	—	—	—	—	NM	NM	221	—	NM
Fee and product charges	(122)	(122)	(125)	(131)	(133)	(2)%	(9)%	(353)	(389)	(10)%
Net account value – ending	$103,594	$104,385	$104,234	$103,981	$104,812	1%	1%	$103,594	$104,812	1%

NET INSTITUTIONAL RESERVE LIABILITY ROLLFORWARD (PENSION GROUP ANNUITIES AND FUNDING AGREEMENTS)
Net reserve liabilities – beginning	$17,103	$19,647	$24,853	$29,247	$32,937	13%	93%	$13,337	$24,853	86%
Gross inflows[2]	2,619	6,420	6,119	5,548	8,925	61%	241%	7,324	20,592	181%
Inflows attributable to ACRA noncontrolling interest	—	(1,177)	(1,465)	(1,683)	(4,747)	NM	NM	—	(7,895)	NM
Net inflows	2,619	5,243	4,654	3,865	4,178	8%	60%	7,324	12,697	73%
Net withdrawals	(239)	(337)	(316)	(404)	(375)	7%	(57)%	(1,503)	(1,095)	27%
Sale of ACRA noncontrolling interest to ADIP and ownership changes[4]	—	—	—	—	—	NM	NM	117	—	NM
Other reserve changes	164	300	56	229	93	(59)%	(43)%	372	378	2%
Net reserve liabilities – ending	$19,647	$24,853	$29,247	$32,937	$36,833	12%	87%	$19,647	$36,833	87%

Note: Please refer to Notes to the Financial Supplement section and the Non-GAAP Measure Reconciliations for discussion on net reserve liabilities. Net reserve liabilities include our economic ownership of ACRA reserve liabilities but do not include the reserve liabilities associated with the noncontrolling interest. 1 The account value rollforward on deferred annuities includes our fixed rate and indexed annuities and are net of ceded reinsurance activity. 2 Gross inflows equal inflows from our retail, flow reinsurance and institutional channels as well as inflows for life and products other than deferred annuities or our institutional products, renewal inflows on older blocks of business, annuitizations and foreign currency translation adjustments on large transactions between the transaction date and the translation period. Gross inflows include all inflows sourced by Athene, including all of the inflows reinsured to ACRA. 3 Acquisition and block reinsurance transactions include the reserve liabilities acquired in our inorganic channel at inception. On June 1, 2020, we entered into an agreement with Jackson National Life pursuant to which we agreed to reinsure a block of fixed and fixed indexed annuities on a funds withheld coinsurance basis providing $28.8 billion of gross inflows. 4 Effective April 1, 2020, ALRe purchased 14,000 newly issued shares in ACRA increasing our ownership from 33% to 36.55% of the economic interests.

Deferred Annuity Liability Characteristics Unaudited (in millions, except percentages)
	Surrender charge (gross)	Percent of total	Surrender charge (net of MVA)	Percent of total
SURRENDER CHARGE PERCENTAGES ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$27,712	26.4%	$27,712	26.4%
0.0% < 2.0%	847	0.8%	3,730	3.5%
2.0% < 4.0%	4,278	4.1%	11,295	10.8%
4.0% < 6.0%	11,356	10.8%	14,115	13.5%
6.0% or greater	60,619	57.9%	47,960	45.8%
	$104,812	100.0%	$104,812	100.0%

		Surrender charge (gross)	MVA benefit	Surrender charge (net)
Aggregate surrender charge protection		5.6%	(0.5)%	5.1%

	Deferred annuities	Percent of total	Average surrender charge (gross)
YEARS OF SURRENDER CHARGE REMAINING ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$27,712	26.4%	—%
Less than 2	21,598	20.6%	5.4%
2 to less than 4	15,602	14.9%	6.4%
4 to less than 6	15,341	14.6%	7.7%
6 to less than 8	12,587	12.0%	9.0%
8 to less than 10	8,888	8.6%	10.7%
10 or greater	3,084	2.9%	14.3%
	$104,812	100.0%

	At minimum guarantees	Total account value	Percent of total account value at minimum guarantees
MINIMUM GUARANTEES ON DEFERRED ANNUITIES
Fixed indexed annuities	$16,832	$77,220	22%
Fixed rate annuities	10,588	27,592	38%
Total net deferred annuities	$27,420	$104,812	26%

			September 30, 2021
Distance to guarantees[1]			> 95

1 The distance to guarantee reflects the average distance in option costs between the current and guaranteed rates for indexed strategies and between current and guaranteed fixed rates for fixed strategies. The option costs used reflect an estimate of option cost in the market.

	December 31, 2020	September 30, 2021	Δ
DEFERRED ANNUITY RIDER RESERVE SUMMARY
Net rider reserve	$4,747	$5,016	6%
Net account value with rider reserves	37,721	37,984	1%
Rider reserve as a percentage of account value with rider reserves	12.6%	13.2%	60bps

Capitalization & Regulatory Capital Ratios Unaudited (in millions, except percentages)
	Quarterly Trends					Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y
CAPITALIZATION
Total debt	$1,487	$1,976	$1,977	$2,468	$2,469	—%	66%
Total AHL shareholders’ equity	15,943	18,657	17,291	20,006	20,389	2%	28%
Total capitalization	17,430	20,633	19,268	22,474	22,858	2%	31%
Less: Accumulated other comprehensive income (AOCI)	2,888	3,971	2,021	3,337	3,011	(10)%	4%
Less: Accumulated change in fair value of reinsurance assets	778	1,142	488	886	779	(12)%	—%
Total adjusted capitalization	$13,764	$15,520	$16,759	$18,251	$19,068	4%	39%

EQUITY
Total AHL shareholders’ equity	$15,943	$18,657	$17,291	$20,006	$20,389	2%	28%
Less: Preferred stock	1,755	2,312	2,312	2,312	2,312	—%	32%
Total AHL common shareholders’ equity	14,188	16,345	14,979	17,694	18,077	2%	27%
Less: AOCI	2,888	3,971	2,021	3,337	3,011	(10)%	4%
Less: Accumulated change in fair value of reinsurance assets	778	1,142	488	886	779	(12)%	—%
Total adjusted AHL common shareholders’ equity	$10,522	$11,232	$12,470	$13,471	$14,287	6%	36%

EQUITY BY SEGMENT
Retirement Services	$7,321	$7,732	$8,870	$9,471	$10,787	14%	47%
Corporate and Other	3,201	3,500	3,600	4,000	3,500	(13)%	9%
Total adjusted AHL common shareholders’ equity	$10,522	$11,232	$12,470	$13,471	$14,287	6%	36%

FINANCIAL LEVERAGE
Debt to capital ratio	8.5%	9.6%	10.3%	11.0%	10.8%	(20)bps	230bps
AOCI	1.8%	2.4%	1.2%	2.0%	1.7%	(30)bps	(10)bps
Accumulated change in fair value of reinsurance assets	0.5%	0.7%	0.3%	0.5%	0.4%	(10)bps	(10)bps
Adjusted debt to capital ratio	10.8%	12.7%	11.8%	13.5%	12.9%	(60)bps	210bps

	December 31, 2019	December 31, 2020	Δ
REGULATORY CAPITAL RATIOS
U.S. RBC ratio – Athene Annuity & Life Assurance Company	429%	425%	NM
BSCR – Athene Life Re Ltd.	310%	254%	NM
Athene Life Re Ltd. RBC ratio[1]	443%	460%	NM

1 ALRe RBC ratio is calculated by applying the NAIC RBC factors to the statutory financial statements of ALRe and ALRe's non-U.S.reinsurance subsidiaries on an aggregate basis with certain adjustments made by management.

Financial Strength, Credit Ratings & Share Data Unaudited (in millions, except percentages)
	A.M. Best	Standard & Poor’s	Fitch
FINANCIAL STRENGTH RATINGS
Athene Annuity & Life Assurance Company	A	A+	A
Athene Annuity and Life Company	A	A+	A
Athene Annuity & Life Assurance Company of New York	A	A+	A
Athene Life Insurance Company of New York	A	Not Rated	Not Rated
Athene Life Re Ltd.	A	A+	A
Athene Life Re International Ltd.	A	A+	A
Athene Co-Invest Reinsurance Affiliate 1A Ltd. and Athene Co-Invest Reinsurance Affiliate 1B Ltd.	A	A+	A
Athene Co-Invest Reinsurance Affiliate International Ltd.	A	A+	A

CREDIT RATINGS
Athene Holding Ltd.	bbb+	A-	BBB+
Senior notes	bbb+	A-	BBB

	Quarterly Trends					Δ		Year-to-Date		Δ
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	Q/Q	Y/Y	2020	2021	Y/Y
SHARE DATA
Weighted average common shares outstanding – basic – Class A	193.1	191.1	191.3	191.5	191.7	—%	(1)%	182.8	191.5	5%
Weighted average common shares outstanding – diluted – Class A1	197.1	195.9	196.8	198.2	198.8	—%	1%	185.9	198.0	7%
Weighted average common shares outstanding – adjusted operating[2]	197.1	195.9	196.8	198.2	198.8	—%	1%	192.5	198.0	3%
Common shares outstanding[3]	191.2	191.2	191.4	191.6	191.8	—%	—%	191.2	191.8	—%
Adjusted operating common shares outstanding[2]	196.3	197.2	198.3	199.7	199.8	—%	2%	196.3	199.8	2%

1 Diluted earnings per common share on a GAAP basis for Class A common shares, including diluted Class A weighted average common shares outstanding, includes the dilutive impacts, if any, for all stock-based awards, and for the nine months ended September 30, 2020, the dilutive impacts, if any, of Class B and Class M common shares. 2 Represents Class A common shares outstanding or weighted average common shares outstanding assuming conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of any stock-based awards, and for the nine months ended September 30, 2020, the impacts of Class B and Class M common shares, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. 3 Represents common shares vested and outstanding for all classes eligible to participate in dividends for each period presented.

Notes to the Financial Supplement
KEY OPERATING AND NON-GAAP MEASURES
In addition to our results presented in accordance with GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the corresponding GAAP measures.

ADJUSTED OPERATING INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS AND ADJUSTED OPERATING RETURN ON ASSETS (ROA)
Adjusted operating income (loss) available to common shareholders is a non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our adjusted operating income (loss) available to common shareholders equals net income (loss) available to AHL common shareholders adjusted to eliminate the impact of the following (collectively, the non-operating adjustments):
•Investment Gains (Losses), Net of Offsets—Consists of the realized gains and losses on the sale of AFS securities, the change in fair value of reinsurance assets, unrealized gains and losses, changes in the credit loss allowance, and other investment gains and losses. Unrealized, allowances and other investment gains and losses are comprised of the fair value adjustments of trading securities (other than CLOs) and investments held under the fair value option, derivative gains and losses not hedging FIA index credits, and the change in credit loss allowances recognized in operations net of the change in AmerUs Closed Block fair value reserve related to the corresponding change in fair value of investments. Investment gains and losses are net of offsets related to DAC, DSI, and VOBA amortization and changes to guaranteed lifetime withdrawal benefit (GLWB) and guaranteed minimum death benefit (GMDB) reserves (together, GLWB and GMDB reserves represent rider reserves) as well as the MVAs associated with surrenders or terminations of contracts.
•Change in Fair Values of Derivatives and Embedded Derivatives – FIAs, Net of Offsets—Consists of impacts related to the fair value accounting for derivatives hedging the FIA index credits and the related embedded derivative liability fluctuations from period to period. The index reserve is measured at fair value for the current period and all periods beyond the current policyholder index term. However, the FIA hedging derivatives are purchased to hedge only the current index period. Upon policyholder renewal at the end of the period, new FIA hedging derivatives are purchased to align with the new term. The difference in duration between the FIA hedging derivatives and the index credit reserves creates a timing difference in earnings. This timing difference of the FIA hedging derivatives and index credit reserves is included as a non-operating adjustment, net of offsets related to DAC, DSI, and VOBA amortization and changes to rider reserves. We primarily hedge with options that align with the index terms of our FIA products (typically 1–2 years). On an economic basis, we believe this is suitable because policyholder accounts are credited with index performance at the end of each index term. However, because the term of an embedded derivative in an FIA contract is longer-dated, there is a duration mismatch which may lead to mismatches for accounting purposes.
•Integration, Restructuring, and Other Non-operating Expenses—Consists of restructuring and integration expenses related to acquisitions and block reinsurance costs as well as certain other expenses, which are not predictable or related to our underlying profitability drivers.
•Stock Compensation Expense—Consists of stock compensation expenses associated with our share incentive plans, excluding our long-term incentive plan, which are not related to our underlying profitability drivers and fluctuate from time to time due to the structure of our plans.
•Income Tax (Expense) Benefit – Non-operating—Consists of the income tax effect of non-operating adjustments and is computed by applying the appropriate jurisdiction’s tax rate to the non-operating adjustments that are subject to income tax.
We consider these non-operating adjustments to be meaningful adjustments to net income (loss) available to AHL common shareholders for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income (loss) available to AHL common shareholders, we believe adjusted operating income (loss) available to common shareholders provides a meaningful financial metric that helps investors understand our underlying results and profitability. Adjusted operating income (loss) available to common shareholders should not be used as a substitute for net income (loss) available to AHL common shareholders.

Adjusted operating ROA is a non-GAAP measure used to evaluate our financial performance and profitability. Adjusted operating ROA is computed using our adjusted operating income (loss) available to common shareholders divided by average net invested assets for the relevant period. To enhance the ability to analyze this measure across periods, interim periods are annualized. While we believe this metric is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for ROA presented under GAAP.

ADJUSTED OPERATING ROE
Adjusted operating ROE is a non-GAAP measure used to evaluate our financial performance excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted AHL common shareholders’ equity is calculated as the ending AHL shareholders’ equity excluding AOCI, the cumulative change in fair value of funds withheld and modco reinsurance assets and preferred stock. Adjusted operating ROE is calculated as the adjusted operating income (loss) available to common shareholders, divided by average adjusted AHL common shareholders’ equity. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Accordingly, we believe using measures which exclude AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets are useful in analyzing trends in our operating results. To enhance the ability to analyze these measures across periods, interim periods are annualized. Adjusted operating ROE should not be used as a substitute for ROE. However, we believe the adjustments to net income (loss) available to AHL common shareholders and AHL common shareholders’ equity are significant to gaining an understanding of our overall financial performance.

ADJUSTED OPERATING EARNINGS (LOSS) PER COMMON SHARE, WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – ADJUSTED OPERATING, AND ADJUSTED BOOK VALUE PER COMMON SHARE
Adjusted operating earnings (loss) per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share are non-GAAP measures used to evaluate our financial performance and financial condition. The non-GAAP measures adjust the number of shares included in the corresponding GAAP measures to reflect the conversion or settlement of all shares and other stock-based awards outstanding. We believe these measures represent an economic view of our share counts and provide a simplified and consistent view of our outstanding shares. Adjusted operating earnings (loss) per common share is calculated as the adjusted operating income (loss) available to common shareholders, over the weighted average common shares outstanding – adjusted operating. Adjusted book value per common share is calculated as the adjusted AHL common shareholders’ equity divided by the adjusted operating common shares outstanding. Effective February 28, 2020, all Class B common shares were converted into Class A common shares and all Class M common shares were converted into warrants and Class A common shares. Our Class B common shares were economically equivalent to Class A common shares and were convertible to Class A common shares on a one-for-one basis at any time. Our Class M common shares were in the legal form of shares but economically functioned as options as they were convertible into Class A common shares after vesting and payment of the conversion price. In calculating Class A diluted earnings (loss) per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards were not dilutive, after considering the dilutive effects of the more dilutive securities in the sequence, they were excluded. Weighted average common shares outstanding – adjusted operating and adjusted operating common shares outstanding assume conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. For certain historical periods, Class M shares were not included due to issuance restrictions which were contingent upon our IPO. Adjusted operating earnings (loss) per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share should not be used as a substitute for basic earnings (loss) per share – Class A common shares, basic weighted average common shares outstanding – Class A or book value per common share. However, we believe the adjustments to the shares and equity are significant to gaining an understanding of our overall results of operations and financial condition.

Notes to the Financial Supplement, continued
ADJUSTED DEBT TO CAPITAL RATIO
Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted debt to capital ratio is calculated as total debt divided by adjusted AHL shareholders’ equity. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

RETIREMENT SERVICES NET INVESTMENT SPREAD, INVESTMENT MARGIN ON DEFERRED ANNUITIES, AND OPERATING EXPENSES
Net investment spread is a key measure of the profitability of our Retirement Services segment. Net investment spread measures our investment performance less the total cost of our liabilities. Net investment earned rate is a key measure of our investment performance, while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Investment margin on our deferred annuities measures our investment performance less the cost of crediting for our deferred annuities, which make up a significant portion of our net reserve liabilities.
•Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our net invested assets that does not correspond to GAAP net investment income. Net investment earned rate is computed as the income from our net invested assets divided by the average net invested assets, excluding the impacts of our investment in Apollo, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to net investment income to arrive at our net investment earned rate add (a) alternative investment gains and losses, (b) gains and losses related to trading securities for CLOs, (c) net VIE impacts (revenues, expenses and noncontrolling interest), (d) forward points gains and losses on foreign exchange derivative hedges and (e) the change in fair value of reinsurance assets, and removes the proportionate share of the ACRA net investment income associated with the ACRA noncontrolling interest as well as the gain or loss on our investment in Apollo. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets supporting business that we have exited through ceded reinsurance including funds withheld agreements. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure.
•Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interest. Cost of funds is computed as the total liability costs divided by the average net invested assets, excluding our investment in Apollo, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized.
◦Cost of crediting includes the costs for both deferred annuities and institutional products. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of (i) pension group annuity costs, including interest credited, benefit payments and other reserve changes, net of premiums received when issued, and (ii) funding agreement costs, including the interest payments and other reserve changes. Cost of crediting is computed as the cost of crediting for deferred annuities and institutional products divided by the average net invested assets, excluding the investment in Apollo, for the relevant periods. Cost of crediting on deferred annuities is computed as the net interest credited on fixed strategies and option costs on indexed annuity strategies divided by the average net account value of our deferred annuities. Cost of crediting on institutional products is computed as the pension group annuity and funding agreement costs divided by the average net institutional reserve liabilities. Our average net invested assets, excluding our investment in Apollo, net account values and net institutional reserve liabilities are averaged over the number of quarters in the relevant period to obtain our associated cost of crediting for such period. To enhance the ability to analyze these measures across periods, interim periods are annualized.
◦Other liability costs include DAC, DSI and VOBA amortization, change in rider reserves, the cost of liabilities on products other than deferred annuities and institutional products, excise taxes, premiums, product charges and other revenues. We believe a measure like other liability costs is useful in analyzing the trends of our core business operations and profitability. While we believe other liability costs is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under GAAP.
•Net investment earned rate, cost of funds, net investment spread and investment margin on deferred annuities are non-GAAP measures we use to evaluate the profitability of our business. We believe these metrics are useful in analyzing the trends of our business operations, profitability and pricing discipline. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for net investment income, interest sensitive contract benefits or total benefits and expenses presented under GAAP.
•Operating expenses excludes integration, restructuring and other non-operating expenses, stock compensation expense, interest expense and policy acquisition expenses. We believe a measure like operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under GAAP.

NET INVESTED ASSETS
In managing our business, we analyze net invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Net invested assets represents the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets, excluding our investment in Apollo, is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an allowance for credit losses. Net invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets includes our proportionate share of ACRA investments, based on our economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. Net invested assets also includes our investment in Apollo. Our net invested assets, excluding our investment in Apollo, are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under GAAP.

NET RESERVE LIABILITIES
In managing our business, we also analyze net reserve liabilities, which does not correspond to total liabilities as disclosed in our consolidated financial statements and notes thereto. Net reserve liabilities represent our policyholder liability obligations net of reinsurance and is used to analyze the costs of our liabilities. Net reserve liabilities include (a) the interest sensitive contract liabilities, (b) future policy benefits, (c) dividends payable to policyholders, and (d) other policy claims and benefits, offset by reinsurance recoverable, excluding policy loans ceded. Net reserve liabilities include our proportionate share of ACRA reserve liabilities, based on our economic ownership, but does not include the proportionate share of reserve liabilities associated with the noncontrolling interest. Net reserve liabilities is net of the ceded liabilities to third-party reinsurers as the costs of the liabilities are passed to such reinsurers and, therefore, we have no net economic exposure to such liabilities, assuming our reinsurance counterparties perform under our agreements. The majority of our ceded reinsurance is a result of reinsuring large blocks of life business following acquisitions. For such transactions, GAAP requires the ceded liabilities and related reinsurance recoverables to continue to be recorded in our consolidated financial statements despite the transfer of economic risk to the counterparty in connection with the reinsurance transaction. While we believe net reserve liabilities is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total liabilities presented under GAAP.

SALES
Sales statistics do not correspond to revenues under GAAP but are used as relevant measures to understand our business performance as it relates to inflows generated during a specific period of time. Our sales statistics include inflows for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). While we believe sales is a meaningful metric and enhances our understanding of our business performance, it should not be used as a substitute for premiums presented under GAAP.

NET ORGANIC GROWTH RATE
Net organic growth rate is calculated as the net organic flows divided by average net invested assets. Net organic flows are comprised of net organic inflows less net outflows. Organic inflows are the deposits generated from our organic channels, which include retail, flow reinsurance and institutional. Net outflows are total liability outflows, including full and partial withdrawals on our deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities and maturities of our funding agreements, net of outflows attributable to the ACRA noncontrolling interest. To enhance the ability to analyze these measures across periods, interim periods are annualized. We believe net organic growth rate provides a meaningful financial metric that enables investors to assess our growth from the channels that provide recurring inflows. Management uses net organic growth rate to monitor our business performance and the underlying profitability drivers of our business.

Non-GAAP Reconciliations Unaudited (in millions, except per share data)
	Quarterly Trends					Year-to-Date
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	2020	2021
RECONCILIATION OF BOOK VALUE PER COMMON SHARE TO ADJUSTED BOOK VALUE PER COMMON SHARE
Book value per common share	$74.21	$85.51	$78.25	$92.33	$94.24
AOCI	(15.10)	(20.77)	(10.56)	(17.41)	(15.70)
Accumulated change in fair value of reinsurance assets	(4.07)	(5.98)	(2.55)	(4.62)	(4.06)
Effect of items convertible to or settled in Class A common shares	(1.43)	(1.81)	(2.26)	(2.84)	(2.98)
Adjusted book value per common share	$53.61	$56.95	$62.88	$67.46	$71.50

RECONCILIATION OF AVERAGE AHL SHAREHOLDERS’ EQUITY TO AVERAGE ADJUSTED AHL COMMON SHAREHOLDERS’ EQUITY
Average AHL shareholders’ equity	$15,327	$17,300	$17,974	$18,649	$20,198	$14,667	$19,086
Less: Average preferred stock	1,755	2,034	2,312	2,312	2,312	1,464	2,312
Less: Average AOCI	2,536	3,430	2,996	2,679	3,174	2,585	3,085
Less: Average accumulated change in fair value of reinsurance assets	697	960	815	687	833	636	824
Average adjusted AHL common shareholders’ equity	$10,339	$10,876	$11,851	$12,971	$13,879	$9,982	$12,865

Retirement Services	$7,139	$7,526	$8,301	$9,171	$10,129	$7,381	$9,215
Corporate and Other	3,200	3,350	3,550	3,800	3,750	2,601	3,650
Average adjusted AHL common shareholders’ equity	$10,339	$10,876	$11,851	$12,971	$13,879	$9,982	$12,865

RECONCILIATION OF BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – CLASS A TO WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – ADJUSTED OPERATING
Basic weighted average common shares outstanding – Class A	193.1	191.1	191.3	191.5	191.7	182.8	191.5
Conversion of Class B common shares to Class A common shares	—	—	—	—	—	5.6	—
Conversion of Class M common shares to Class A common shares	—	—	—	—	—	0.9	—
Effect of other stock compensation plans	4.0	4.8	5.5	6.7	7.1	3.2	6.5
Weighted average common shares outstanding – adjusted operating	197.1	195.9	196.8	198.2	198.8	192.5	198.0

RECONCILIATION OF CLASS A COMMON SHARES OUTSTANDING TO ADJUSTED OPERATING COMMON SHARES OUTSTANDING
Class A common shares outstanding	191.2	191.2	191.4	191.6	191.8
Effect of other stock compensation plans	5.1	6.0	6.9	8.1	8.0
Adjusted operating common shares outstanding	196.3	197.2	198.3	199.7	199.8

Non-GAAP Reconciliations Unaudited (in millions, except percentages)
	Quarterly Trends					Year-to-Date
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	2020	2021
RECONCILIATION OF NET INCOME AVAILABLE TO AHL COMMON SHAREHOLDERS TO ADJUSTED OPERATING INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING NOTABLES AND AOG
Net income available to Athene Holding Ltd. common shareholders	$622	$1,065	$578	$1,382	$698	$381	$2,658
Less: Total non-operating adjustments	320	507	(170)	382	157	(303)	369
Adjusted operating income available to common shareholders	302	558	748	1,000	541	684	2,289
Notable items	(27)	(41)	(8)	(55)	(20)	4	(82)
Adjusted operating income available to common shareholders excluding notable items	$275	$517	$740	$945	$521	$688	$2,207

Retirement Services adjusted operating income available to common shareholders	$361	$493	$784	$634	$537	$773	$1,955
Non-recurring adjustment on derivative collateral	(25)	—	—	—	—	(18)	—
Actuarial experience and market impacts	—	(46)	(9)	(57)	(20)	29	(86)
Unlocking	(6)	—	—	—	—	(6)	—
Tax impact of notable items	4	5	1	2	—	(1)	4
Retirement Services notable items	(27)	(41)	(8)	(55)	(20)	4	(82)
Retirement Services adjusted operating income available to common shareholders excluding notable items	334	452	776	579	517	777	1,873

Corporate and Other adjusted operating income (loss) available to common shareholders	(59)	65	(36)	366	4	(89)	334
Adjusted operating income available to common shareholders excluding notable items	275	517	740	945	521	688	2,207
Less: Change in fair value of Apollo investment, net of tax	(81)	113	(19)	373	10	52	364
Adjusted operating income available to common shareholders excluding notables and AOG	$356	$404	$759	$572	$511	$636	$1,843

Non-GAAP Reconciliations Unaudited (in millions, except percentages)
	Quarterly Trends					Year-to-Date
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	2020	2021
RECONCILIATION OF NET INVESTMENT INCOME TO NET INVESTMENT EARNINGS
GAAP net investment income	$1,209	$1,595	$1,704	$2,038	$1,474	$3,290	$5,216
Change in fair value of reinsurance assets	444	476	366	388	379	932	1,133
Alternative gains (losses)	23	(80)	69	(18)	74	(22)	125
ACRA noncontrolling interest	(196)	(210)	(198)	(219)	(287)	(349)	(704)
Apollo investment (gain) loss	101	(142)	25	(472)	(13)	(83)	(460)
Held for trading amortization and other	(51)	(32)	32	9	47	(47)	88
Total adjustments to arrive at net investment earnings	321	12	294	(312)	200	431	182
Total net investment earnings	$1,530	$1,607	$1,998	$1,726	$1,674	$3,721	$5,398

Retirement Services	$1,444	$1,584	$1,935	$1,659	$1,598	$3,703	$5,192
Corporate and Other	86	23	63	67	76	18	206
Total net investment earnings	$1,530	$1,607	$1,998	$1,726	$1,674	$3,721	$5,398

RECONCILIATION OF NET INVESTMENT INCOME RATE TO NET INVESTMENT EARNED RATE
GAAP net investment income rate	3.48%	4.39%	4.49%	5.20%	3.64%	3.42%	4.44%
Change in fair value of reinsurance assets	1.28%	1.31%	0.97%	0.99%	0.94%	0.97%	0.96%
Alternative gains (losses)	0.07%	(0.22)%	0.18%	(0.05)%	0.18%	(0.02)%	0.11%
ACRA noncontrolling interest	(0.56)%	(0.58)%	(0.52)%	(0.56)%	(0.71)%	(0.36)%	(0.60)%
Apollo investment (gain) loss	0.29%	(0.38)%	0.07%	(1.20)%	(0.03)%	(0.09)%	(0.39)%
Held for trading amortization and other	(0.15)%	(0.09)%	0.08%	0.02%	0.12%	(0.05)%	0.07%
Total adjustments to arrive at net investment earned rate	0.93%	0.04%	0.78%	(0.80)%	0.50%	0.45%	0.15%
Consolidated net investment earned rate	4.41%	4.43%	5.27%	4.40%	4.14%	3.87%	4.59%

Retirement Services	4.22%	4.43%	5.18%	4.30%	4.00%	3.90%	4.48%
Corporate and Other	17.59%	4.38%	11.22%	11.72%	14.96%	1.32%	12.86%
Consolidated net investment earned rate	4.41%	4.43%	5.27%	4.40%	4.14%	3.87%	4.59%

Retirement Services	$136,852	$143,162	$149,397	$154,459	$159,767	$126,563	$154,582
Corporate and Other ex. Apollo investment	1,945	2,089	2,247	2,294	2,022	1,785	2,134
Consolidated average net invested assets ex. Apollo investment	$138,797	$145,251	$151,644	$156,753	$161,789	$128,348	$156,716

Non-GAAP Reconciliations Unaudited (in millions, except percentages)
	Quarterly Trends					Year-to-Date
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	2020	2021
RECONCILIATION OF INTEREST SENSITIVE CONTRACT BENEFITS TO COST OF CREDITING
GAAP interest sensitive contract benefits	$1,225	$1,909	$394	$1,979	$572	$1,982	$2,945
Interest credited other than deferred annuities and institutional products	73	101	97	94	99	211	290
FIA option costs	284	280	279	278	281	821	838
Product charges (strategy fees)	(34)	(36)	(38)	(40)	(42)	(100)	(120)
Reinsurance embedded derivative impacts	14	14	14	12	12	43	38
Change in fair values of embedded derivatives – FIAs	(779)	(1,395)	43	(1,480)	(126)	(1,009)	(1,563)
Negative VOBA amortization	3	6	3	5	4	15	12
ACRA noncontrolling interest	(151)	(207)	(128)	(180)	(110)	(226)	(418)
Other changes in interest sensitive contract liabilities	5	5	4	10	6	3	20
Total adjustments to arrive at cost of crediting	(585)	(1,232)	274	(1,301)	124	(242)	(903)
Retirement Services cost of crediting	$640	$677	$668	$678	$696	$1,740	$2,042

GAAP interest sensitive contract benefits	3.58%	5.33%	1.05%	5.12%	1.43%	2.09%	2.54%
Interest credited other than deferred annuities and institutional products	0.21%	0.28%	0.26%	0.25%	0.25%	0.22%	0.25%
FIA option costs	0.83%	0.78%	0.75%	0.72%	0.71%	0.86%	0.72%
Product charges (strategy fees)	(0.10)%	(0.10)%	(0.10)%	(0.10)%	(0.11)%	(0.11)%	(0.10)%
Reinsurance embedded derivative impacts	0.04%	0.04%	0.04%	0.03%	0.03%	0.05%	0.03%
Change in fair values of embedded derivatives – FIAs	(2.28)%	(3.90)%	0.11%	(3.83)%	(0.32)%	(1.06)%	(1.35)%
Negative VOBA amortization	0.01%	0.02%	0.01%	0.01%	0.01%	0.02%	0.01%
ACRA noncontrolling interest	(0.44)%	(0.58)%	(0.34)%	(0.47)%	(0.28)%	(0.24)%	(0.36)%
Other changes in interest sensitive contract liabilities	0.02%	0.02%	0.01%	0.03%	0.02%	—%	0.02%
Total adjustments to arrive at cost of crediting	(1.71)%	(3.44)%	0.74%	(3.36)%	0.31%	(0.26)%	(0.78)%
Retirement Services cost of crediting	1.87%	1.89%	1.79%	1.76%	1.74%	1.83%	1.76%

Retirement Services cost of crediting on deferred annuities	1.98%	1.94%	1.89%	1.87%	1.83%	1.94%	1.86%
Retirement Services cost of crediting on institutional products	2.95%	3.08%	2.59%	2.49%	2.47%	3.03%	2.51%
Retirement Services cost of crediting	1.87%	1.89%	1.79%	1.76%	1.74%	1.83%	1.76%

Retirement Services average net invested assets	$136,852	$143,162	$149,397	$154,459	$159,767	$126,563	$154,582
Average net account value on deferred annuities	102,144	103,990	104,310	104,107	104,396	94,600	104,353
Average institutional net reserve liabilities	18,162	22,375	27,028	30,863	35,213	15,882	31,035

Non-GAAP Reconciliations Unaudited (in millions)
	Quarterly Trends					Year-to-Date
	3Q’20	4Q’20	1Q’21	2Q’21	3Q’21	2020	2021
RECONCILIATION OF BENEFITS AND EXPENSES TO OTHER LIABILITY COSTS
GAAP benefits and expenses	$2,251	$7,157	$4,252	$4,433	$8,004	$5,401	$16,689
Premiums	(112)	(4,356)	(3,011)	(1,598)	(6,686)	(1,607)	(11,295)
Product charges	(144)	(146)	(150)	(157)	(154)	(425)	(461)
Other revenues	(13)	(7)	(14)	(20)	(24)	(29)	(58)
Cost of crediting	(342)	(383)	(375)	(388)	(403)	(876)	(1,166)
Change in fair value of embedded derivatives - FIA, net of offsets	(863)	(1,409)	(298)	(1,450)	(164)	(852)	(1,912)
DAC, DSI and VOBA amortization related to investment gains and losses	(86)	(111)	139	(94)	29	16	74
Rider reserves	(21)	(19)	21	(20)	—	9	1
Policy and other operating expenses, excluding policy acquisition expenses	(132)	(139)	(201)	(168)	(161)	(394)	(530)
AmerUs closed block fair value liability	(15)	(34)	93	(54)	11	(70)	50
ACRA noncontrolling interest	(193)	(258)	(107)	(242)	(145)	(269)	(494)
Other changes in benefits and expenses	(10)	(14)	(7)	5	(18)	(27)	(20)
Total adjustments to arrive at other liability costs	(1,931)	(6,876)	(3,910)	(4,186)	(7,715)	(4,524)	(15,811)
Other liability costs	$320	$281	$342	$247	$289	$877	$878

Retirement Services	$320	$281	$342	$247	$289	$877	$878
Corporate and Other	—	—	—	—	—	—	—
Consolidated other liability costs	$320	$281	$342	$247	$289	$877	$878

RECONCILIATION OF POLICY AND OTHER OPERATING EXPENSES TO OPERATING EXPENSES
Policy and other operating expenses	$231	$218	$283	$242	$247	$637	$772
Interest expense	(34)	(31)	(32)	(34)	(34)	(83)	(100)
Policy acquisition expenses, net of deferrals	(99)	(79)	(82)	(74)	(86)	(243)	(242)
Integration, restructuring and other non-operating expenses	—	3	(45)	(11)	(8)	(13)	(64)
Stock compensation expenses	(1)	—	—	(1)	(1)	(11)	(2)
ACRA noncontrolling interest	(16)	(19)	(21)	(19)	(31)	(39)	(71)
Other changes in policy and other operating expenses	(3)	1	(5)	(8)	6	(3)	(7)
Total adjustments to arrive at operating expenses	(153)	(125)	(185)	(147)	(154)	(392)	(486)
Operating expenses	$78	$93	$98	$95	$93	$245	$286

Retirement Services	$63	$73	$78	$81	$75	$202	$234
Corporate and Other	15	20	20	14	18	43	52
Consolidated operating expenses	$78	$93	$98	$95	$93	$245	$286

Non-GAAP Reconciliations Unaudited (in millions)
	December 31, 2020	September 30, 2021
RECONCILIATION OF TOTAL INVESTMENTS INCLUDING RELATED PARTIES TO NET INVESTED ASSETS
Total investments, including related parties	$182,421	$203,824
Derivative assets	(3,523)	(3,786)
Cash and cash equivalents (including restricted cash)	8,442	8,510
Accrued investment income	905	1,016
Payables for collateral on derivatives	(3,203)	(3,531)
Reinsurance funds withheld and modified coinsurance	(2,459)	(1,049)
VIE and VOE assets, liabilities and noncontrolling interest	(136)	(398)
Unrealized (gains) losses	(7,275)	(5,042)
Ceded policy loans	(204)	(173)
Net investment receivables (payables)	99	(569)
Allowance for credit losses	357	342
Total adjustments to arrive at gross invested assets	(6,997)	(4,680)
Gross invested assets	175,424	199,144
ACRA noncontrolling interest	(25,234)	(32,924)
Net invested assets	$150,190	$166,220

RECONCILIATION OF INVESTMENT FUNDS INCLUDING RELATED PARTIES TO NET ALTERNATIVE INVESTMENTS
Investment funds, including related parties	$6,087	$8,021
Equity securities	165	406
CLO and ABS equities included in trading securities	971	1,069
Investment in Apollo	(1,324)	(1,726)
Investment funds within funds withheld at interest	1,155	1,670
Royalties and other assets included in other investments	66	(52)
Unrealized (gains) losses and other adjustments	(44)	(3)
ACRA noncontrolling interest	(283)	(860)
Total adjustments to arrive at net alternative investments	706	504
Net alternative investments	$6,793	$8,525

RECONCILIATION OF TOTAL LIABILITIES TO NET RESERVE LIABILITIES
Total liabilities	$182,631	$202,024
Long-term debt	(1,976)	(2,469)
Derivative liabilities	(298)	(303)
Payables for collateral on derivatives	(3,203)	(3,531)
Funds withheld liability	(452)	(437)
Other liabilities	(2,040)	(2,587)
Reinsurance ceded receivables	(4,848)	(4,565)
Policy loans ceded	(204)	(173)
ACRA noncontrolling interest	(24,618)	(31,099)
Other	(3)	(8)
Total adjustments to arrive at net reserve liabilities	(37,642)	(45,172)
Net reserve liabilities	$144,989	$156,852